PRESS RELEASE	Franklin Street Properties Corp.
401 Edgewater Place • Suite 200 • Wakefield, Massachusetts 01880 • (781) 557-1300 • www.franklinstreetproperties.com
Contact: John Demeritt (877) 686-9496	For Immediate Release

Franklin Street Properties Corp. Announces

First Quarter 2013 Results

Wakefield, MA—April 30, 2013—Franklin Street Properties Corp. (the “Company”, “FSP”, “we” or “our”) (NYSE MKT: FSP), a real estate investment trust (REIT), announced today Funds From Operations (FFO) of $20.6 million or $0.25 per share for the first quarter ended March 31, 2013. Net income was $4.4 million or $0.05 per share for the first quarter.

The Company evaluates its performance based on FFO, Net Income and EPS and believes each is an important measure. A reconciliation of Net Income to FFO, which is a non-GAAP financial measure, is provided on page 3 of this press release.

	Three Months Ended March 31,
(in 000's except per			Increase
share data)	2013	2012	(Decrease)

Net Income	$4,401	$5,738	$(1,337)

FFO	$20,616	$19,571	$1,045
Per Share Data:
EPS	$0.05	$0.07	$(0.02)
FFO	$0.25	$0.24	$0.01

Weighted average
shares (diluted)	82,937	82,937	-

Comparing results for the first quarter of 2013 to the same period in 2012, FFO increased $1.0 million or $0.01 per share. The FFO increase was primarily from higher property income due to two acquisitions completed since July 2012 and improved occupancy in our portfolio, which was partially offset by decreased interest income as a result of repayment of secured real estate loans and by higher interest expense and G&A. Net Income and EPS was $4.4 million or $0.05 per share for the first quarter of 2013 compared to net income of $5.7 million and $0.07 per share for the first quarter of 2012.

George J. Carter, President and CEO, commented as follows:

“For the first quarter of 2013, FSP's profits as represented by FFO totaled approximately $20.6 million or $0.25 per share, essentially flat compared to the fourth quarter of 2012. Dividend distributions declared for the first quarter of 2013, which are payable on May 16, 2013, will be approximately $15.8 million or $0.19 per share.

Our directly-owned real estate portfolio of 37 properties totaling 7,856,859 square feet was approximately 94.4% leased as of March 31, 2013, up from approximately 94.0% leased at the end of the fourth quarter of 2012. We anticipate organic growth in rental revenue/FFO from our existing portfolio of properties in the second half of this year, as we begin to realize the benefit of significant new leases signed in recent quarters and as continuing "same store" rental increases positively affect profits. Our property portfolio of office assets has relatively modest lease expirations over the next two years, which we continue to proactively reduce. As of the end of the first quarter, only 2.2% of our commercial square footage is scheduled to expire during the balance of 2013, down from 3.6% at the start of 2013. Overall tenant improvement expenditures and leasing costs continue to moderate in relation to the level of rental revenues being achieved and we are optimistic that by year end 2013, our portfolio's leased percentage can exceed its current 94.4% level.

Recently, we put under purchase/sale agreement two new real estate investments in long-standing FSP core investment markets for a total acquisition cost of approximately $341,000,000. We believe both properties have superior near-term growth/value-add opportunities and are being purchased at substantial discounts to replacement cost. We expect to close on the purchase of both properties on or before July 1, 2013. The first property, located at 999 Peachtree Street in the "Midtown" sub-market of Atlanta, Georgia, is 28-stories, totals approximately 621,007 rentable square feet and is under agreement to purchase for $157,900,000. The second property, located at 1999 Broadway in the CBD (central business district) of Denver, Colorado, is 43-stories, totals approximately 680,277 rentable square feet and is under agreement to purchase for $183,000,000. We believe the successful acquisition of these two properties has the potential to add significantly to our anticipated growth in rental revenues/FFO this year and in the future.

As the second quarter of 2013 begins, FSP will maintain its focus on continuing to grow profits by (1) increasing occupancy and rents in its existing property portfolio while (2) acquiring additional real estate investments that have the potential to meaningfully contribute to that effort.

We continue to be very optimistic about our prospects for growth during 2013 and beyond.”

Dividend Announcement

On April 12, 2013, the Company announced that its Board of Directors declared a regular quarterly dividend for the three months ended March 31, 2013 of $0.19 per share of common stock payable on May 16, 2013 to stockholders of record on April 26, 2013.

Real Estate Update

Supplementary schedules provide property information for the Company’s owned real estate portfolio and for two non-consolidated REITs in which the Company holds preferred stock interests as of March 31, 2013. The Company will also be filing an updated supplemental information package that will provide stockholders and the financial community with additional operating and financial data. The Company will file this supplemental information package with the SEC and make it available on its website at www.franklinstreetproperties.com.

Earnings Call

A conference call is scheduled for May 1, 2013 at 10:00 a.m. (ET) to discuss the first quarter 2013 results. To access the call, please dial 1-888-317-6016. Internationally, the call may be accessed by dialing 1-412-317-6016. To listen via live audio webcast, please visit the Webcasts & Presentations section in the Investor Relations section of the Company's website (www.franklinstreetproperties.com) at least ten minutes prior to the start of the call and follow the posted directions. The webcast will also be available via replay from the above location starting one hour after the call is finished.

Funds From Operations (FFO)

A reconciliation of Net Income to FFO is shown below and a definition of FFO is provided on Supplementary Schedule I. Management believes FFO is used broadly throughout the real estate investment trust (REIT) industry as a measurement of performance. The Company has included the NAREIT FFO definition in the table and notes that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently. The Company’s computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that define FFO differently.

Reconciliation of Net Income to FFO:	Three Months Ended
	March 31,

(In thousands, except per share amounts)	2013	2012

Net income	$4,401	$5,738
(Gain) loss on sale of or equity interest in properties, less applicable income tax	-	-
GAAP (income) loss from non-consolidated REITs	187	(391)
Distributions from non-consolidated REITs	27	929
Depreciation & amortization	15,984	13,295
NAREIT FFO	20,599	19,571
Acquisition costs of new properties	17	-
Funds From Operations (FFO)	$20,616	$19,571

Per Share Data
EPS	$0.05	$0.07
FFO	$0.25	$0.24

Today’s news release, along with other news about Franklin Street Properties Corp., is available on the Internet at www.franklinstreetproperties.com. We routinely post information that may be important to investors in the Investor Relations section of our website. We encourage investors to consult that section of our website regularly for important information about us and, if they are interested in automatically receiving news and information as soon as it is posted, to sign up for E-mail Alerts.

About Franklin Street Properties Corp.

Franklin Street Properties Corp., based in Wakefield, Massachusetts, is focused on achieving current income and long-term growth through investments in commercial properties. Our real estate portfolio consists of office properties. FSP is a Maryland corporation that operates in a manner intended to qualify as a real estate investment trust (REIT) for federal income tax purposes. To learn more about FSP please visit our website at www.franklinstreetproperties.com.

Forward-Looking Statements

Statements made in this press release that state FSP’s or management’s intentions, beliefs, expectations, or predictions for the future may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. This press release may also contain forward-looking statements based on current judgments and current knowledge of management, which are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements. Investors are cautioned that our forward-looking statements involve risks and uncertainty, including without limitation, economic conditions in the United States, disruptions in the debt markets, economic conditions in the markets in which we own properties, risks of a lessening of demand for the types of real estate owned by us, changes in government regulations and regulatory uncertainty, uncertainty about governmental fiscal policy, geopolitical events and expenditures that cannot be anticipated such as utility rate and usage increases, unanticipated repairs, additional staffing, insurance increases and real estate tax valuation reassessments. See the “Risk Factors” set forth in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2012, as the same may be updated from time to time in subsequent filings with the United States Securities and Exchange Commission. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We will not update any of the forward-looking statements after the date of this press release to conform them to actual results or to changes in our expectations that occur after such date, other than as required by law.

Franklin Street Properties Corp.

Earnings Release

Supplementary Information

Table of Contents

Franklin Street Properties Corp. Financial Results	A-C
Real Estate Portfolio Summary Information	D
Portfolio and Other Supplementary Information	E
Quarterly Information – Prior Four Quarters	F
Percentage of Leased Space	G
Largest 20 Tenants – FSP Owned Portfolio	H
Definition of Funds From Operations (FFO)	I

Franklin Street Properties Corp. Financial Results

Supplementary Schedule A

Condensed Consolidated Income (Loss) Statements

(Unaudited)

	For the Three Months Ended March 31,
(in thousands, except per share amounts)	2013	2012

Revenue:
Rental	$43,147	$36,303
Related party revenue:
Management fees and interest income from loans	1,622	2,616
Other	31	34
Total revenue	44,800	38,953

Expenses:
Real estate operating expenses	10,770	8,697
Real estate taxes and insurance	6,597	5,696
Depreciation and amortization	15,987	13,071
Selling, general and administrative	2,532	2,077
Interest	4,208	3,677

Total expenses	40,094	33,218

Income before interest income, equity in earnings of
non-consolidated REITs and taxes	4,706	5,735
Interest income	1	8
Equity in earnings (losses) of non-consolidated REITs	(187)	391

Income before taxes on income	4,520	6,134
Taxes on income	119	79

Income from continuing operations	4,401	6,055

Discontinued operations:
Loss from discontinued operations, net of income tax	-	(317)
Gain (loss) on sale of property, less applicable income tax	-	-
Total discontinued operations	-	(317)

Net income	$4,401	$5,738

Weighted average number of shares outstanding,
basic and diluted	82,937	82,937

Earnings per share, basic and diluted, attributable to:
Continuing operations	$0.05	$0.07
Discontinued operations	-	-
Net income per share, basic and diluted	$0.05	$0.07

Franklin Street Properties Corp. Financial Results

Supplementary Schedule B

Condensed Consolidated Balance Sheets

(Unaudited)

	March 31,	December 31,
(in thousands, except share and par value amounts)	2013	2012
Assets:
Real estate assets, net	$1,136,204	$1,142,628
Acquired real estate leases, less accumulated amortization
of $45,700 and $40,062, respectively	105,882	111,982
Investment in non-consolidated REITs	81,746	81,960
Cash and cash equivalents	17,282	21,267
Restricted cash	583	575
Tenant rent receivables, less allowance for doubtful accounts
of $110 and $1,300, respectively	2,357	1,749
Straight-line rent receivable, less allowance for doubtful accounts
of $135 and $135, respectively	36,287	35,441
Prepaid expenses	2,438	1,106
Related party mortgage loan receivables	96,896	93,896
Other assets	7,574	12,655
Office computers and furniture, net of accumulated depreciation
of $626 and $584, respectively	533	544
Deferred leasing commissions, net of accumulated amortization
of $12,607 and $11,812, respectively	24,920	23,376
Total assets	$1,512,702	$1,527,179

Liabilities and Stockholders’ Equity:
Liabilities:
Bank note payable	$221,750	$216,750
Term loan payable	400,000	400,000
Accounts payable and accrued expenses	25,493	31,122
Accrued compensation	540	2,540
Tenant security deposits	2,474	2,489
Other liabilities: derivative liability	778	1,219
Acquired unfavorable real estate leases, less accumulated amortization
of $5,246 and $4,870, respectively	7,834	8,310
Total liabilities	658,869	662,430

Commitments and contingencies

Stockholders’ Equity:
Preferred stock, $.0001 par value, 20,000,000 shares authorized, none issued or outstanding	-	-
Common stock, $.0001 par value, 180,000,000 shares authorized, 82,937,405 and 82,937,405 shares issued and outstanding, respectively	8	8
Additional paid-in capital	1,042,876	1,042,876
Accumulated other comprehensive loss	(778)	(1,219)
Accumulated distributions in excess of accumulated earnings	(188,273)	(176,916)
Total stockholders’ equity	853,833	864,749
Total liabilities and stockholders’ equity	$1,512,702	$1,527,179

Franklin Street Properties Corp. Financial Results

Supplementary Schedule C

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the Three Months Ended March 31,
(in thousands)	2013	2012
Cash flows from operating activities:
Net income	$4,401	$5,738
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	16,415	13,763
Amortization of above market lease	(2)	40
Equity in earnings of non-consolidated REITs	187	(391)
Distributions from non-consolidated REITs	-	487
Increase (decrease) in bad debt reserve	(1,190)	65
Changes in operating assets and liabilities:
Restricted cash	(8)	(18)
Tenant rent receivables, net	582	305
Straight-line rents, net	(657)	(1,517)
Lease acquisition costs	(189)	-
Prepaid expenses and other assets, net	70	93
Accounts payable and accrued expenses	(5,011)	(3,388)
Accrued compensation	(2,000)	(1,776)
Tenant security deposits	(15)	173
Payment of deferred leasing commissions	(2,624)	(641)
Net cash provided by operating activities	9,959	12,933
Cash flows from investing activities:
Purchase of real estate assets, office computers and furniture	(3,465)	(5,376)
Investments in non-consolidated REITs	4,752	(1)
Distributions in excess of earnings from non-consolidated REITs	27	442
Investment in related party mortgage loan receivable	(3,000)	(31,770)
Changes in deposits on real estate assets	(1,500)	-
Net cash used in investing activities	(3,186)	(36,705)
Cash flows from financing activities:
Distributions to stockholders	(15,758)	(15,758)
Borrowings under bank note payable	5,000	45,000
Net cash provided by (used in) financing activities	(10,758)	29,242
Net increase (decrease) in cash and cash equivalents	(3,985)	5,470
Cash and cash equivalents, beginning of period	21,267	23,813
Cash and cash equivalents, end of period	$17,282	$29,283

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule D

Real Estate Portfolio Summary Information

(Unaudited & Approximated)

Commercial portfolio lease expirations (1)
	Total	% of
Year	Square Feet	Portfolio
2013	169,076	2.2%
2014	386,238	4.9%
2015	1,022,236	13.0%
2016	1,135,277	14.5%
2017	881,225	11.2%
Thereafter (2)	4,262,807	54.2%
	7,856,859	100.0%

(1)	Percentages are determined based upon square footage of expiring commercial leases.
(2)	Includes 436,192 square feet of current vacancies.

(dollars & square feet in 000's)	As of March 31, 2013
	# of		% of	Square	% of
State	Properties	Investment	Portfolio	Feet	Portfolio

Texas	11	$ 418,692	36.9%	2,659	33.9%
Colorado	4	121,472	10.7%	788	10.0%
Georgia	2	106,907	9.4%	774	9.9%
Virginia	4	98,447	8.7%	684	8.7%
Minnesota	2	40,311	3.5%	628	8.0%
Missouri	3	65,522	5.8%	477	6.1%
North Carolina	3	66,728	5.9%	431	5.5%
Illinois	2	49,411	4.3%	372	4.7%
Maryland	1	53,934	4.7%	326	4.1%
Florida	1	45,231	4.0%	213	2.7%
Indiana	1	34,551	3.0%	205	2.6%
California	2	21,305	1.9%	182	2.3%
Washington	1	13,693	1.2%	117	1.5%
	37	$ 1,136,204	100.0%	7,856	100.0%

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule E

Portfolio and Other Supplementary Information

(Unaudited & Approximated)

Capital Expenditures
Owned Portfolio	Three Months Ended
(in thousands)	31-Mar-13	31-Mar-12

Tenant improvements	$1,729	$3,014
Deferred leasing costs	2,813	2,196
Building improvements	1,118	746
	$5,660	$5,956

Square foot & leased percentages	March 31,	December 31,
	2013	2012

Owned portfolio of commercial real estate
Number of properties	37	37
Square feet	7,856,859	7,854,679
Leased percentage	94.4%	94.0%

Investments in non-consolidated REITs
Number of properties	2	2
Square feet	1,392,316	1,392,316
Leased percentage	66.1%	65.2%

Single Asset REITs (SARs) managed
Number of properties	13	13
Square feet	3,323,566	3,323,566
Leased percentage	87.8%	87.2%

Total owned, investments & managed properties
Number of properties	52	52
Square feet	12,572,741	12,570,561
Leased percentage	89.5%	89.0%

The following table shows property information for our investments in non-consolidated REITs:0

			Square	% Leased	% Interest
Single Asset REIT name	City	State	Feet	31-Mar-13	Held
FSP 303 East Wacker Drive Corp.	Chicago	IL	857,245	56.9%	43.7%
FSP Grand Boulevard Corp.	Kansas City	MO	535,071	80.8%	27.0%
			1,392,316	66.1%

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule F: Quarterly Information

(Unaudited)

(in thousands)
	Q1	Q2	Q3	Q4	Annual
Revenue:	2012	2012	2012	2012	2012
Rental	$36,303	$35,570	$38,251	$41,532	$151,656
Related party revenue:
Management fees and interest income from loans	2,616	3,045	3,485	1,801	10,947
Other	34	39	39	87	199
Total revenues	38,953	38,654	41,775	43,420	162,802
Expenses:
Real estate operating expenses	8,697	8,604	9,639	10,501	37,441
Real estate taxes and insurance	5,696	5,493	5,764	5,960	22,913
Depreciation and amortization	13,071	13,004	13,572	15,225	54,872
Selling, general and administrative	2,077	2,236	3,141	2,462	9,916
Interest	3,677	4,037	4,187	4,167	16,068
Total expenses	33,218	33,374	36,303	38,315	141,210

Income before interest income, equity in earnings of non-consolidated REITs and taxes on income	5,735	5,280	5,472	5,105	21,592
Interest income	8	4	5	34	51
Equity in earnings of non-consolidated REITs	391	494	176	972	2,033

Income before taxes on income	6,134	5,778	5,653	6,111	23,676
Taxes on income	79	77	80	99	335

Income from continuing operations	6,055	5,701	5,573	6,012	23,341
Discontinued operations:
Income from discontinued operations, net of tax	(317)	(268)	(271)	(26)	(882)
Gain (loss) on sale, less applicable income tax	-	-	(14,300)	(526)	(14,826)
Total discontinued operations	(317)	(268)	(14,571)	(552)	(15,708)

Net income	$5,738	$5,433	$(8,998)	$5,460	$7,633

FFO calculations:

Net income	$5,738	$5,433	$(8,998)	$5,460	$7,633
Gain (loss) on sale, less applicable income tax	-	-	14,300	526	14,826
GAAP income from non-consolidated REITs	(391)	(494)	(176)	(972)	(2,033)
Distributions from non-consolidated REITs	929	898	907	76	2,810
Acquisition costs	-	-	101	186	287
Depreciation of real estate & intangible amortization	13,295	13,205	13,779	15,239	55,518

Funds From Operations (FFO)	$19,571	$19,042	$19,913	$20,515	$79,041

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule G

Percentage of Leased Space

(Unaudited & Estimated)

				%	Fourth	%	First
				Leased (1)	Quarter	Leased (1)	Quarter
			Square	as of	Average %	as of	Average %
	Property Name	Location	Feet	31-Dec-12	Leased (2)	31-Mar-13	Leased (2)

1	PARK SENECA	Charlotte, NC	109,674	79.3%	79.4%	78.1%	77.9%
2	HILLVIEW CENTER	Milpitas, CA	36,288	100.0%	100.0%	100.0%	100.0%
3	FOREST PARK	Charlotte, NC	62,212	100.0%	100.0%	100.0%	100.0%
4	CENTENNIAL	Colorado Springs, CO	110,405	85.4%	85.4%	85.4%	85.4%
5	MEADOW POINT	Chantilly, VA	138,537	100.0%	100.0%	92.6%	92.6%
6	TIMBERLAKE	Chesterfield, MO	232,766	97.0%	97.0%	98.3%	97.5%
7	FEDERAL WAY	Federal Way, WA	117,010	47.0%	47.0%	48.4%	47.4%
8	NORTHWEST POINT	Elk Grove Village, IL	176,848	100.0%	100.0%	100.0%	100.0%
9	TIMBERLAKE EAST	Chesterfield, MO	116,197	97.0%	97.0%	97.0%	97.0%
10	PARK TEN	Houston, TX	157,460	96.1%	96.1%	100.0%	99.1%
11	MONTAGUE	San Jose, CA	145,951	100.0%	100.0%	100.0%	100.0%
12	ADDISON	Addison, TX	293,787	98.4%	98.4%	98.4%	98.4%
13	COLLINS CROSSING	Richardson, TX	298,766	90.0%	90.0%	99.5%	99.5%
14	GREENWOOD PLAZA	Englewood, CO	196,236	100.0%	83.0%	100.0%	100.0%
15	RIVER CROSSING	Indianapolis, IN	205,059	92.2%	94.1%	97.3%	93.9%
16	LIBERTY PLAZA	Addison, TX	218,934	81.7%	82.9%	80.4%	82.0%
17	INNSBROOK	Glen Allen, VA	298,456	98.3%	98.3%	99.0%	99.0%
18	380 INTERLOCKEN	Broomfield, CO	240,184	89.5%	89.5%	86.3%	86.7%
19	BLUE LAGOON	Miami, FLA	212,619	100.0%	100.0%	100.0%	100.0%
20	ELDRIDGE GREEN	Houston, TX	248,399	100.0%	100.0%	100.0%	100.0%
21	WILLOW BEND	Plano, TX	117,217	77.8%	77.8%	100.0%	94.5%
22	ONE OVERTON PARK	Atlanta, GA	387,267	94.6%	94.6%	97.9%	97.2%
23	390 INTERLOCKEN	Broomfield, CO	241,516	97.2%	97.2%	83.8%	87.8%
24	EAST BALTIMORE	Baltimore, MD	325,445	77.3%	77.3%	77.3%	77.3%
25	PARK TEN PHASE II	Houston, TX	156,746	100.0%	100.0%	100.0%	100.0%
26	LAKESIDE CROSSING I	Maryland Heights, MO	127,778	100.0%	100.0%	100.0%	100.0%
27	LOUDOUN TECH	Dulles, VA	135,888	100.0%	100.0%	100.0%	100.0%
28	4807 STONECROFT	Chantilly, VA	111,469	100.0%	100.0%	100.0%	100.0%
29	EDEN BLUFF	Eden Prairie, MN	153,028	100.0%	100.0%	100.0%	100.0%
30	121 SOUTH EIGHTH ST	Minneapolis, MN	475,303	90.6%	90.8%	90.7%	89.9%
31	EMPEROR BOULEVARD	Durham, NC	259,531	100.0%	100.0%	100.0%	100.0%
32	LEGACY TENNYSON CTR	Plano, TX	202,600	100.0%	100.0%	100.0%	100.0%
33	ONE LEGACY	Plano, TX	214,110	100.0%	100.0%	100.0%	100.0%
34	909 DAVIS	Evanston, IL	195,245	97.9%	97.9%	97.9%	97.9%
35	1410 EAST RENNER	Richardson, TX	122,300	100.0%	100.0%	100.0%	100.0%
36	ONE RAVINIA DRIVE	Atlanta, GA	386,603	91.0%	86.6%	91.0%	91.0%
37	WESTCHASE I and II	Houston, TX	629,025	96.3%	96.3%	96.3%	96.3%

	TOTAL WEIGHTED AVERAGE		7,856,859	94.0%	92.4%	94.4%	94.3%

(1) % Leased as of month's end includes all leases that expire on the last day of the quarter.
(2) Average quarterly percentage is the average of the end of the month leased percentage for each of the 3 months during the quarter.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule H

Largest 20 Tenants – FSP Owned Portfolio

(Unaudited & Estimated)

The following table includes the largest 20 tenants in FSP’s owned portfolio based on leased square feet:

	As of March 31, 2013
				% of
	Tenant	Sq Ft	SIC Code	Portfolio
1	TCF National Bank	263,111	60	3.4%
2	Quintiles Transnational Corp	259,531	87	3.3%
3	CITGO Petroleum Corporation	248,399	29	3.2%
4	Burger King Corporation	212,619	58	2.7%
5	Denbury Onshore, LLC	202,600	13	2.6%
6	RGA Reinsurance Company	197,354	63	2.5%
7	SunTrust Bank	182,888	60	2.3%
8	Citicorp Credit Services, Inc	176,848	61	2.3%
9	C.H. Robinson Worldwide, Inc	153,028	47	1.9%
10	T-Mobile South, LLC dba T-Mobile	151,792	48	1.9%
11	Houghton Mifflin Harcourt Publishing Company	150,050	27	1.9%
12	Petrobras America, Inc.	144,813	13	1.8%
13	Murphy Exploration & Production Company	144,677	13	1.8%
14	Argo Data Resource Corporation	138,540	57	1.8%
15	Giesecke & Devrient America, Inc.	135,888	73	1.7%
16	Monsanto Company	127,778	28	1.6%
17	Federal National Mortgage Association	123,144	61	1.6%
18	AT&T Services, Inc.	122,300	48	1.6%
19	Vail Holdings, Inc.	122,232	79	1.6%
20	Kaiser Foundation Health Plan, Inc.	120,979	64	1.5%
	Total	3,378,571		43.0%

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule I

Definition of Funds From Operations (“FFO”),

The Company evaluates performance based on Funds From Operations, which we refer to as FFO, as management believes that FFO represents the most accurate measure of activity and is the basis for distributions paid to equity holders. The Company defines FFO as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property and acquisition costs of newly acquired properties that are not capitalized, plus depreciation and amortization, including amortization of acquired above and below market lease intangibles and impairment charges, and after adjustments to exclude non-cash income (or losses) from non-consolidated or Sponsored REITs, plus distributions received from non-consolidated or Sponsored REITs.

FFO should not be considered as an alternative to net income (determined in accordance with GAAP), nor as an indicator of the Company’s financial performance, nor as an alternative to cash flows from operating activities (determined in accordance with GAAP), nor as a measure of the Company’s liquidity, nor is it necessarily indicative of sufficient cash flow to fund all of the Company’s needs.

Other real estate companies and the National Association of Real Estate Investment Trusts, or NAREIT, may define this term in a different manner. We have included the NAREIT FFO definition in our table and note that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently than we do.

We believe that in order to facilitate a clear understanding of the results of the Company, FFO should be examined in connection with net income and cash flows from operating, investing and financing activities in the consolidated financial statements.